*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 6, 2016.

ONCOSEC MEDICAL INCORPORATED

Meeting Information

Meeting Type: Annual Meeting
For holders as of: October 10, 2016
Date: December 6, 2016 **Time:** 9:00 AM PST
Location: 5820 Nancy Ridge Drive
San Diego, CA 92121

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT FORM 10-K SHAREHOLDER LETTER

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET:* www.proxyvote.com
2) *BY TELEPHONE:* 1-800-579-1639
3) *BY E-MAIL*:* sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before November 22, 2016 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy.*" To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

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Voting Items

The Board of Directors recommends you vote FOR the following:

1. To elect four directors to the Company's Board of Directors to serve for a term of one year or until their successors are duly elected and qualified.

   Nominees:

   01) Dr. Avtar Dhillon
   02) Dr. Anthony Maida
   03) Dr. James DeMesa
   04) Punit Dhillon

The Board of Directors recommends you vote FOR the following proposals:

2. To approve an amendment and restatement of the Company's 2011 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder and to make certain other changes.

3. To ratify the appointment of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2017.

NOTE: To transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

E14409-P83206

Voting Instructions